UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2012

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2012, Advanced Micro Devices, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted on the following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2012 (the “Proxy”):

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non- votes
Bruce L. Claflin	427,188,090	3,152,606	811,328	131,048,604

W. Michael Barnes	427,173,697	3,132,195	846,132	131,048,604

John E. Caldwell	424,463,561	5,843,927	844,536	131,048,604

Henry WK Chow	427,498,750	2,795,339	857,935	131,048,604

Craig A. Conway	424,534,025	5,823,612	794,387	131,048,604

Nicholas M. Donofrio	424,690,324	5,661,320	800,380	131,048,604

H. Paulett Eberhart	417,991,135	12,328,939	831,950	131,048,604

Waleed Al Muhairi	426,890,628	3,431,340	830,056	131,048,604

Robert B. Palmer	425,531,958	4,781,257	838,809	131,048,604

Rory P. Read	427,801,450	2,667,208	683,366	131,048,604

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012.

For	Against	Abstain	Broker Non-Votes
553,789,301	6,052,440	2,358,887	0

Proposal No. 3: Approval of the Amendment and Restatement of the 2004 Equity Incentive Plan. The stockholders approved the amendment and restatement of the Company’s 2004 Equity Incentive Plan as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
384,112,634	45,908,955	1,130,435	131,048,604

Proposal No. 4: Approval on a Non-Binding, Advisory Basis of the Compensation of our Named Executive Officers (“Say-on-Pay”). The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
403,508,567	26,494,287	1,149,170	131,048,604

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

4